As filed with the Securities and Exchange Commission on October 4, 2007
Registration No. 333-118871

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective
Amendment No. 5
to
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 POINT CENTER MORTGAGE FUND I, LLC
(Exact name of registrant as specified in governing instruments)
30900 Rancho Viejo Road, Suite 100
San Juan Capistrano, California 92675
(949) 661-7070
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)
DAN J. HARKEY
President and Chief Executive Officer
Point Center Financial, Inc.
30900 Rancho Viejo Road, Suite 100
San Juan Capistrano, California 92675
(949) 661-7070
(Name and address including zip code, and telephone number, including area code, of agent for service)

 With a copy to:
GREGORY W. PRESTON, Esq.
Corporate Law Solutions, P.C.
2112 Business Center Drive, 2nd Floor
Irvine, California 92612
(949) 252-9252

 Approximate date of commencement of proposed sale to the public:
As soon as practicable following effectiveness of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Units of Limited Liability Company Interest	$100,000,000	$63,350(3)
(1)		Includes $20,000,000 of the units that are being offered under our distribution reinvestment plan.
(2)		Calculated in accordance with the provisions of Rule 457(o) of the Securities Act.
(3)		Previously paid.

EXPLANATORY NOTE

This Post-Effective Amendment No. 5 is being filed solely to deregister $70,583,110.74 of units of limited liability company interest of Point Center Mortgage Fund I, LLC, a Delaware limited liability company, from the Registration Statement on Form S-11 (File No. 333-118871), which units represent all units that remained unsold at the termination of the offering, which termination is effective immediately upon the filing of this Post-Effective Amendment No. 5 .

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Juan Capistrano, California, on October 4, 2007.

POINT CENTER MORTGAGE FUND I, LLC

By:	Point Center Financial, Inc., Its sole manager
By	/s/ DAN J. HARKEY
Dan J. Harkey President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Point Center Financial, Inc.	Sole Manager (Principal Executive Officer and Principal Financial Officer)	October 4, 2007

By:	/s/ DAN J. HARKEY
Dan J. Harkey President and Chief Executive Officer